INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT'S CONSENT



We consent to the incorporation by reference in the Registration Statement of Pease Oil and Gas Company on Form S-3 (SEC File No. 333-31921 with an effective date of August 22, 1997) of our report dated March 18, 1998 on our audits of the consolidated financial statements of Pease Oil and Gas Company as of December 31, 1997, and for the years ended December 31, 1997 and 1996, which report is included in this Annual Report of Pease Oil and Gas Company on Form 10-KSB.



/s/ HEIN + ASSOCIATES LLP

Denver, Colorado
March 30, 1998